SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934, as Amended

Filed by the Registrant / X /
Filed by a Party other than the Registrant /   /

Check the appropriate box:

/ X / Preliminary Proxy Statement

/   / Definitive Proxy Statement

/   / Definitive Additional Materials

/   / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      2401.14a-12

                       Ramtron International Corporation
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       Ramtron International Corporation
- ------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ X / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or 14a-6(j)(2).

/   / $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).

/   / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
    4)  Proposed maximum aggregate value of transaction:

*Set forth the amount on which the filing fee is calculated and state how it was determined.

/   / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(12) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
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Notes:

                                                              PRELIMINARY COPY
                     RAMTRON INTERNATIONAL CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              October 24, 1996


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of Ramtron International Corporation, a Delaware corporation (the "Company"), will be held on October 24, 1996, at 10:00 a.m., Mountain Standard Time, at The Broadmoor Hotel located at One Lake Avenue, Colorado Springs, Colorado 80906, for the following purposes, each as more fully described in the attached Proxy Statement:

1. To elect six directors. The names of the nominees intended to be presented for election are: L. David Sikes, William G. Howard, Greg B. Jones, George J. Stathakis, William G. Tull and L.T. Womack.

2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 50,000,000 to 75,000,000 shares.

3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

4. To transact other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only record holders of Common Stock at the close of business on August 26, 1996 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, in order to ensure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                            By Order of the Board of Directors


                                            Richard L. Mohr
                                            Secretary
Colorado Springs, Colorado
September 24, 1996

                                                              PRELIMINARY COPY
                         RAMTRON INTERNATIONAL CORPORATION

                                 PROXY STATEMENT

                  INFORMATION CONCERNING SOLICITATION AND VOTING


General

The enclosed proxy is solicited by and on behalf of the Board of Directors of Ramtron International Corporation, a Delaware corporation ("Ramtron" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, October 24, 1996, at 10:00 a.m., Mountain Standard Time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Broadmoor Hotel located at One Lake Avenue, Colorado Springs, Colorado 80906.

These proxy solicitation materials were first mailed on or about September 24, 1996 to all stockholders entitled to vote at the Annual Meeting.

Only stockholders of record at the close of business on August 26, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 36,482,516 shares of Common Stock were issued and outstanding.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

On all matters, each share of Common Stock has one vote. The affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required for the approval of matters submitted to the stockholders for a vote. Abstentions are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast." Broker non-votes are counted as shares that are present and entitled to vote for purposes of determining a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for purposes of determining the presence of a quorum but will not be treated as present and entitled to vote with respect to that matter (even though such shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters).

The costs of this solicitation will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is $2,500 plus out-of-pocket expenses. Although there are no formal agreements to do so, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may be solicited personally or by telephone or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

Deadline for Receipts of Stockholder Proposals

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the next annual meeting of stockholders of the Company to be held after the Annual Meeting must be received by the Company no later than January 15, 1997 in order that they may be included in the proxy statement and form of proxy relating to that annual meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company by certified mail, return receipt requested, in order to ensure timely delivery. No such proposals were received with respect to the Annual Meeting scheduled for October 24, 1996.

                    PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

A board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the six nominees named below, all of whom are currently directors of the Company. It is not expected that any nominee will be unable or will decline to serve as a director. If, however, any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. The term of office of each person elected as a director at the Annual Meeting will continue until the next annual meeting of stockholders and such time as his successor is duly elected and qualified or until his earlier resignation, removal or death. One vacancy will exist on the Board of Directors after the election of a board of six directors at the Annual Meeting, which vacancy is expected to be filled by a designee of Oren L. Benton or BEA Associates, Inc., as discussed below.

The names of the nominees, and certain information about them, are set forth below:

Name                    Age               Position(s) with the Company
- ----                    ---               ----------------------------
L. David Sikes          54                Chairman of the Board and
                                            Chief Executive Officer
Greg B. Jones           49                Director, President and
                                            Chief Operating Officer
William G. Howard       55                Director
George J. Stathakis     66                Director
William G. Tull         68                Director
L. T. Womack            66                Director

In July 1995, the Company entered into a debt conversion agreement (the "1995 Debt Conversion Agreement") with the National Electrical Benefit Fund (the "Fund"); Oren L. Benton and the bankruptcy estates of Oren L. Benton, Energy Fuels Exploration Co. and Nuexco Trading Corporation; BEA Associates, Inc. ("BEA"); Nordostschweizerische Kraftwerke AG ("NOK"); Kernkraftwerk Gosgen-Daniken AG ("KKG") and Kernkraftwerk Leibstadt AG ("KKL"). Pursuant to the 1995 Debt Conversion Agreement, Mr. Benton, the Fund, BEA and the Company have agreed that for as long as any of Mr. Benton, the Fund or BEA beneficially owns 5% or more of the issued and outstanding shares of the Company's Common Stock, the Company and the other two of such stockholders will use their best efforts to cause a designee of each such 5% stockholder to serve on the Company's Board of Directors. The Company has also agreed pursuant to a March

1989 Stock and Warrant Purchase Agreement between the Company and the Fund that for as long as the Fund owns 5% or more of the issued and outstanding shares of the Company's Common Stock, the Company will use its best efforts to cause one individual designated by the Fund to serve on the Company's Board of Directors.

William G. Tull is the Fund's current designee on the Board of Directors. As of September 10, 1996, neither Mr. Benton nor BEA had designated a representative to serve on the Company's Board of Directors, but both had identified potential representatives. In the event that Mr. Benton or BEA designates a representative to serve on the Company's Board of Directors, the Board of Directors intends to appoint each such designee to serve as a director of the Company until the next annual meeting of the Company's stockholders and such time as his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death. The number of directors authorized to serve on the Board of Directors will have to be increased from seven to eight by the affirmative vote of a majority of the Board to accommodate the appointment of the designees of both BEA and Mr. Benton.

In a December 1991 agreement between Messrs. Benton and Stathakis, Mr. Benton agreed to use his best efforts to elect Mr. Stathakis to the Company's Board of Directors through September 1997.

Mr. Sikes became the Company's Chairman of the Board and Chief Executive Officer in April 1995 and has been a director of the Company since September 1992. Prior to becoming Chairman of the Board and Chief Executive Officer, Mr. Sikes was the Company's President and Chief Operating Officer from July 1992 until January 1995, at which time he left the Company and joined Micro Component Technology Inc., a semiconductor equipment manufacturer, as Chairman, President and Chief Executive Officer from January 1995 until April 1995. Prior to joining Ramtron, Mr. Sikes was President and Chief Executive Officer of ASM America, Inc. ("ASM America"), a semiconductor equipment company, from January 1991 until June 1992, and Executive Vice President and General Manager of ASM Epitaxy, a semiconductor equipment manufacturer, from February 1989 until December 1990. Prior to his tenure with ASM Epitaxy,
Mr. Sikes spent 18 years with Motorola, Inc. ("Motorola") in various management and executive positions including Vice President and Director of Semiconductor Research and Development Lab. His experience also includes several management and engineering roles with Eastman Kodak and National Semiconductor Corporation. Mr. Sikes received his Bachelor of Science degree in Electrical Engineering from Massachusetts Institute of Technology.

Mr. Jones became a director of the Company and the Company's President and Chief Operating Officer in February 1995. Prior to becoming President and Chief Operating Officer, Mr. Jones was Ramtron's Chief of Administration from January 1995 until February 1995. Prior to joining Ramtron, Mr. Jones was Marketing Director at Concord Services, Inc., a company owned by Mr. Benton, from November 1993 until January 1995. From August 1990 until November 1993, Mr. Jones served as Director of Vertical Reactors at ASM America. Prior to his work with ASM America, Mr. Jones held a variety of management positions in sales, marketing, corporate planning and project management. He holds a Master of Science in Management Sciences from Stanford University and a Bachelor of Science in Engineering from the U.S. Naval Academy, Annapolis.

Dr. Howard became a director of the Company in July 1994. Since September 1990, Dr. Howard has been an independent engineering consultant to various entities, including SEMETECH, the Semiconductor Industry Association and VLSI Technology. From October 1987 until December 1990, he served as a Senior Fellow at the National Academy of Engineering while on leave from Motorola. From 1969 to 1990, Dr. Howard was employed by Motorola in its integrated circuits operations where he most recently served as Corporate Senior Vice President and Director of Research and Development. Dr. Howard is a member of the National Academy of Engineering and a fellow of the Institute of Electrical Engineers and of the American Association for the Advancement of Science. Dr. Howard is also a director of BEI Electronics, Inc., a manufacturer of electronic sensors and military and medical equipment, and Credence Systems, Inc., a manufacturer of electronic test equipment.

Mr. Stathakis has been a director of the Company since March 1990.
Mr. Stathakis also served as Chairman of the Board and Chief Executive Officer of the Company from March 1990 until June 1994 and, in an interim capacity, from February 1995 until April 1995. From 1986 until 1989, Mr. Stathakis served as Chairman of the Board and Chief Executive Officer of International Capital Corporation, a subsidiary of American Express. Prior to his involvement in international investment banking, Mr. Stathakis retired from General Electric Corporation ("GE") after having spent 32 years in management and executive positions. In 1971, he was appointed Vice President of GE and General Manager of the Nuclear Energy Division. His responsibilities included technology research and development, engineering design, manufacturing, construction and marketing, as well as strategic business planning and investments for an organization of approximately 10,000 people. In 1977, he was appointed General Manager of GE's International Trading Operations, an organization of approximately 35,000 people. Mr. Stathakis founded the General Electric Trading Company in 1982 and was appointed its first President and Chief Executive Officer. The General Electric Trading Company was instrumental in developing export opportunities for countertrade and barter. Mr. Stathakis graduated from the University of California at Berkeley with Bachelor of Science and Master of Science degrees in engineering. In 1985, Mr. Stathakis was appointed by President Reagan as a member of the President's Export Council, and he served on such Council until 1987.

Mr. Tull has been a director of the Company since January 1991 when the Fund selected him to serve as its designee on the Company's Board of Directors. Since January 1990, he has been an independent financial advisor and has provided such services to the Fund since June 1990. From December 1988 to December 1989, Mr. Tull was Chairman of the Board of Security Trust Company, N.A., based in Washington D.C., and from April 1985 to January 1990, Mr. Tull was President of American Security Bank, N.A., based in Washington D.C.

Mr. Womack has been a director of the Company since July 1994. From 1957 until his retirement in 1988, Mr. Womack was with the international accounting firm of KPMG Peat Marwick where he most recently served as the managing partner of the firm's Lincoln, Nebraska office. Mr. Womack has a number of active investment interests, including banking, and serves on the board of directors of several privately owned companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Information Regarding the Board of Directors and its Committees

The Board of Directors held a total of nine meetings during 1995 and acted by unanimous written consent four times.

The Compensation Committee, which during 1995 was comprised of Oren L. Benton, Dr. Howard and Messrs. Stathakis and Tull met two times during 1995.
Mr. Benton ceased to be a member of the Compensation Committee upon his resignation in February 1995 from his positions as Chairman of the Board and Chief Executive Officer of the Company. The Compensation Committee is currently comprised of Dr. Howard and Messrs. Stathakis and Tull and makes recommendations to the Board of Directors regarding salaries, bonuses, stock option grants and other compensation and benefits for directors, officers and employees. The Compensation Committee is also responsible for the administration of the Company's 1995 Stock Option Plan.

The Executive Committee, which during 1995 was comprised of L. David Sikes, William G. Howard and George J. Stathakis, met two times during 1995. The Executive Committee is currently comprised of Messrs. Sikes and Stathakis and Dr. Howard and acts as the liaison between the Company and legal counsel retained by the Company in connection with the filing by Oren L. Benton, a principal stockholder and former director of the Company, for protection under Chapter 11 of the United States Bankruptcy Code.

The Audit Committee, which during 1995 was comprised of Mr. Tull and Mr. Womack, did not meet during 1995. The Audit Committee met once during the period from January to September 1996 with the Company's independent public accountants to review the results of the 1995 audit. The Audit Committee is currently comprised of Messrs. Tull and Womack and recommends the engagement of independent auditors, reviews accounting policies, internal accounting controls and results of audit engagements and generally performs functions related to the financial conditions and policies of the Company.

The Company does not have a nominating committee or any committee performing the functions thereof.

In 1995, Mr. Sikes attended fewer than 75% of the total number of Board of Directors meetings and meetings of Board committees of which he was a member.

Compensation of Directors. Directors other than Mr. Tull who are not officers of the Company are paid monthly fees of $1,000, plus $1,500 for each Board of Directors' meeting attended in person. Mr. Tull, as the Fund's designee on the Board, is not paid such director fees by the Company. Directors are also reimbursed for reasonable expenses for attending Board of Directors' meetings. Pursuant to the March 1989 Stock and Warrant Purchase Agreement between the Company and the Fund, any compensation payable by the Company to Mr. Tull as a director of the Company is required to be paid to the Fund rather than to Mr. Tull. Non-employee directors of the Company are eligible to be granted nonstatutory stock options under the Company's Amended and Restated 1986 Stock Option Plan, 1989 Nonstatutory Stock Option Plan and the 1995 Stock Option Plan.

In February 1995, the Company paid to Mr. Stathakis $58,000 as payment for consulting fees and reimbursement for expenses owed to Mr. Stathakis in connection with consulting services performed by Mr. Stathakis for the benefit of the Company between October 1994 and February 1995.

In July 1995, Mr. Stathakis entered into a consulting agreement with the Company pursuant to which he agreed to perform consulting services for the Company until December 31, 1996 in consideration of $7,000 per month. The Company has options to extend the term of the agreement for six additional periods of six months each.

In April 1996, the Fund, in lieu of William G. Tull, was granted ten-year options under the Company's 1995 Stock Option Plan to purchase 20,000 shares of the Company's Common Stock at an exercise price of $6.63 per share, which option exercise price was equal to the reported closing price of the Company's Common Stock on The Nasdaq Stock Market on the date of such option grant.

In July 1995, pursuant to the 1995 Debt Conversion Agreement, options held by Messrs. Stathakis, Sikes and Jones to purchase 320,000, 258,750 and 40,000 shares, respectively, of the Company's Common Stock were amended to reduce the exercise prices thereof from between $4.16 and $6.00 per share to $4.15 per share, which amended exercise price exceeded the reported closing price
(i.e., $3.19 per share) of the Company's Common Stock on The Nasdaq Stock Market on the date of such amendment.

                            EXECUTIVE OFFICERS

The executive officers of the Company, and certain information about them, are as follows:

Name                   Age   Position
- ----                   ---   --------
L. David Sikes         54    Chairman of the Board and Chief Executive Officer
Greg B. Jones          49    Director, President and Chief Operating Officer
Elliott M. Philofsky   54    Sr. Vice President and Chief Technical Officer
Richard L. Mohr        36    Executive Vice President and Chief Financial
                               Officer
Dennis R. Wilson       48    Vice President of FRAM Business
Donald G. Carrigan     48    Vice President of Sales

Officers are appointed by and serve at the discretion of the Board of Directors. All officers were appointed for terms ending upon their deaths, resignations, removal or appointment and qualification of a successor. For information concerning Messrs. Sikes and Jones, see "Nominees" above.

Dr. Philofsky joined the Company in July 1991 as Senior Vice President of Technology and was named Senior Vice President of Technology and Manufacturing in April 1995. In February 1996, Dr. Philofsky was named Senior Vice President and Chief Technical Officer. Dr. Philofsky has over 25 years of semiconductor industry experience. From July 1985 until January 1991,
Dr. Philofsky was employed by Tegal Corporation, a semiconductor equipment manufacturer, and most recently served as its President. Before his tenure at Tegal Corporation, Dr. Philofsky was employed by AVX Corporation where he served as Vice President of the Integrated Capacitor Division and as Vice President of Technology. During this time, he was deeply involved with the properties of titanates for bulk capacitor manufacturing. PZT is the ferroelectric titanate material used by Ramtron in its FRAM products. Prior to joining AVX Corporation, Dr. Philofsky was Director of Motorola's Semiconductor Research and Development Laboratory in Phoenix, Arizona, and spent ten years with Motorola in various scientific roles. Dr. Philofsky has published over 20 technical papers at international conferences and holds over 15 patents. Dr. Philofsky received his Bachelor of Science in Metallurgical Engineering from Carnegie Mellon University and his Master of Science and Doctor of Philosophy in Materials Science from Northwestern University.

Mr. Mohr joined the Company in January 1991 as Controller. In April 1994, he was named Vice President and Controller and served in that position until February 1995 when he was named Executive Vice President and Chief Financial Officer. Mr. Mohr is a certified public accountant and has over 13 years of professional finance experience including 9 years employed with high technology and manufacturing companies. From February 1987 until December 1990, Mr. Mohr was the Chief Financial Officer of Packaging Research Corporation, an equipment manufacturing company. Mr. Mohr received his Bachelor of Science in Accounting from Colorado State University and a Master of Business Administration in Accounting and Finance from Regis University.

Mr. Wilson joined the Company in May 1987 as a design engineer and became Design Engineering Manager in July 1989. In June 1990, Mr. Wilson was named Director of Design Engineering. In October 1992, Mr. Wilson became Vice President of FRAM Design, and in March 1995 he became Vice President of FRAM Business. Mr. Wilson has over 24 years of experience in the semiconductor industry. Prior to joining the Company, Mr. Wilson held a variety of technical positions, including Vice President of Design and co-founder of Micron Technology, Inc., a leading DRAM supplier. He has also held positions in memory circuit design with both Mostek Corporation and Bell Laboratories. Mr. Wilson received his Bachelor of Science degree in Electrical Engineering from Lafayette College.

Mr. Carrigan joined the Company in November 1989 as Sales Manager. In July 1990, he was named Director of Marketing and Sales and held that position until October 1992, when he became Vice President of Sales. Mr. Carrigan has over 23 years of semiconductor industry experience in research and development, design, operations, marketing and sales. Prior to joining the Company, Mr. Carrigan held various managerial and technical positions, including Vice President of Sales and Marketing for Information Storage Incorporated, an optical storage system venture between Eastman Kodak Co. and Kawasaki Steel. He also held positions as Product and Test Engineering Manager and Director of Marketing for INMOS Corporation; Design Manager for NCR Microelectronics; IC Design Engineer in the Corporate Research Labs of Texas Instruments; and Design Manager for SRAM's with the Advanced MOS Memory Division of Texas Instruments. Mr. Carrigan received his Bachelor of Science degree in Electrical Engineering from the University of Tennessee and a Master of Science degree in Electrical Engineering from Southern Methodist University.

                           COMMON STOCK OWNERSHIP
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 15, 1996 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors; (iii) each of the executive officers named in the Summary Compensation Table on page 11 who beneficially owns Common Stock; and (iv) all current directors and executive officers of the Company as a group:

                                      Shares of Common Stock          Percent
Name of Beneficial Owner(1)             Beneficially Owned            of Class
- ---------------------------           ----------------------          --------
Oren L. Benton, Debtor-in-Possession       15,134,859(2)                38.4%
Three Park Central, Suite 900
1515 Arapahoe Street
Denver, Colorado  80202

National Electrical Benefit Fund           12,509,627(3)                30.7
1125 15th Street, N.W., Room 912
Washington, D.C.  20005

BEA Associates, Inc.                        6,302,020(4)                17.3
One Citicorp Center
153 East 53rd Street
New York, New York  10022

George J. Stathakis                           315,500(5)                 *

L. David Sikes                                108,750(6)                 *

Elliott M. Philofsky                           53,999(7)                 *

Richard L. Mohr                                27,549(8)                 *

L.T. Womack                                    23,845(9)                 *

Greg B. Jones                                  11,000(10)                *

William G. Howard                              10,000(11)                *

William G. Tull                                     0                    0

All current directors and executive
officers as a group (10 persons)              601,750(12)                1.6
- ---------------

*    Less than one percent

(1) Such persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws where applicable, and the information contained in the footnotes to this table.

(2)  Includes:  (i) 6,219,795 shares of Common Stock owned directly, of which
1,239,793 shares are subject to a lien in favor of Westinghouse Inc.;
1,491,634 shares are subject to a lien in favor of China Nuclear Energy
Industry Corporation; 1,406,633 shares are subject to a lien in favor of Union
Bank of Switzerland; and 890,265 shares are subject to a lien in favor of the
Washington Public Power Supply System; (ii) 453,848 shares of Common Stock held by a third party for Mr. Benton; (iii) 2,961,216 shares of Common Stock issuable upon exercise of the warrants held by the Estate of Oren L. Benton
(the "Benton Estate"); and (iv) 5,500,000 shares of Common Stock which may be acquired by the Benton Estate on or before March 14, 1997 upon exercise of an option covering 5,475,000 shares of Common Stock beneficially owned by BEA and 25,000 shares of Common Stock owned by Chanin & Company (see footnote 4 below).

(3) Includes: (i) 8,193,399 shares of Common Stock owned by the Fund; (ii) 4,028,485 shares of Common Stock issuable upon exercise of the warrants held by the Fund; and (iii) approximately 287,743 shares issuable as of July 15, 1996 upon conversion of a convertible promissory note dated August 31, 1995 made by the Company in favor of the Fund. Jack F. Moore and John M. Grau, as trustees of the Fund, share voting and dispositive powers as to such shares.

(4) In an Amendment No. 1 to Schedule 13G dated January 22, 1996, BEA reported shared voting and sole dispositive power as to these shares, which shares are held in discretionary accounts managed by BEA. Of such shares, 1,480,000, 1,475,000 and 1,320,000 shares are owned by C.I. Global Equity RSP, Empire Partners, L.P. and C.I. Global Fund, respectively. Of such shares, 5,475,000 shares may be acquired by the Benton Estate on or before March 14, 1997 upon exercise of a call option in favor of the Benton Estate.

(5) Includes: (i) 5,500 shares of Common Stock owned directly; and (ii) 310,000 shares issuable to Mr. Stathakis pursuant to options which are exercisable or become exercisable within 60 days after July 15, 1996.

(6) Such shares are issuable to Mr. Sikes pursuant to options which are exercisable or become exercisable within 60 days after July 15, 1996.

(7) Such shares are issuable to Dr. Philofsky pursuant to options which are exercisable or become exercisable within 60 days after July 15, 1996.

(8) Such shares are issuable to Mr. Mohr pursuant to options which are exercisable or become exercisable within 60 days after July 15, 1996.

(9) Includes: (i) 13,845 shares of Common Stock owned directly; and (ii) 10,000 shares issuable to Mr. Womack pursuant to options which are exercisable or become exercisable within 60 days after July 15, 1996.

(10) Includes: (i) 1,000 shares held jointly by Mr. Jones and his spouse; and (ii) 10,000 shares issuable to Mr. Jones pursuant to options which are exercisable or become exercisable within 60 days after July 15, 1996.

(11) Such shares of Common Stock are issuable to Dr. Howard pursuant to options which are exercisable or become exercisable within 60 days after July 15, 1996.

(12) Includes 581,155 shares of Common Stock for which options to purchase shares of Common Stock beneficially owned by current officers or directors are exercisable or become exercisable within 60 days after July 15, 1996.

In February 1995, Mr. Benton filed for protection under Chapter 11 of the United States Bankruptcy Code. The resolution of Mr. Benton's bankruptcy case may result in the distribution to one or more third parties of all or a portion of the securities of the Company beneficially owned by the Benton Estate and therefore may result in a change in control of the Company. Pursuant to an agreement entered into in August 1995, the Benton Estate has the right exercisable from time to time until March 1997 to purchase all or a portion of 5,475,000 shares of Common Stock beneficially owned by BEA and 25,000 shares of Common Stock owned by Chanin & Company at purchase prices ranging from $5.00 to $7.50 per share depending on the date of exercise of such right. Any exercise of such right by the Benton Estate may result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors and officers and persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC"). The specific due dates for these reports have been established by the SEC, and the Company is required to report in this Proxy Statement any failure to file by the established dates during or with respect to 1995 or prior fiscal years. To the knowledge of the Company and based solely on a review of the Section 16(a) reports furnished to the Company during 1995: (i) L. David Sikes, the Company's Chairman and Chief Executive Officer, was delinquent in filing one Form 4 relating to six transactions; (ii) Greg B. Jones, the Company's President and Chief Operating Officer, was delinquent in filing one Form 3, and one Form 4 relating to two transactions; (iii) George J. Stathakis, a director of the Company, was delinquent in filing two Form 4's relating to seven transactions; (iv) Elliott M. Philofsky, the Company's Sr. Vice President and Chief Technical Officer, was delinquent in filing one Form 4 relating to eight transactions; (v) Richard L. Mohr, the Company's Executive Vice President and Chief Financial Officer, was delinquent in filing one Form 3, and one Form 4 relating to 12 transactions; and (vi) the Fund, a principal stockholder of the Company, was delinquent in filing two Form 4's relating to four transactions.

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information for the three years ended December 31, 1995 concerning compensation paid or accrued by the Company to or on behalf of the three individuals who served as the Company's Chief Executive Officer during 1995 and the three other executive officers of the Company whose compensation during 1995 exceeded $100,000:

                                                               Long-Term
                                                          Compensation Awards
                                                         ---------------------
                                   Annual Compensation
Name and                           --------------------       Securities
Principal Position           Year  Salary($)   Bonus($)  Underlying Options(#)
- ------------------           ----  ---------   --------  ---------------------
L. David Sikes(1)            1995  $273,643    $50,000        458,750(2)
  Chairman of the Board and
  Chief Executive Officer

George J. Stathakis(4)       1995   100,000         --        410,000(2)
  Former Chairman of         1994    93,750         --        230,000(3)
  the Board and Chief        1993   225,100         --             --
  Executive Officer

Oren L. Benton(5)            1995        --         --             --
  Former Chairman of         1994        --         --             --
  the Board and Chief
  Executive Officer

Greg B. Jones(6)             1995   141,831     60,000         80,000(2)
  President and Chief
  Operating Officer

Elliott M. Philofsky         1995   145,500     50,000         53,999(2)
  Sr. Vice President         1994   138,900         --         53,999(3)
  of Technology and          1993   132,300         --             --
  Manufacturing

Richard L. Mohr(7)           1995   111,975     50,000         72,549(2)
  Executive Vice President
  and Chief Financial Officer

- ---------------

(1) Mr. Sikes served as President and Chief Operating Officer from June 1992 until January 1995 and returned to the Company as Chairman of the Board and Chief Executive Officer in April 1995.

(2) Amounts shown for 1995 with respect to Messrs. Sikes, Stathakis, Jones, Philofsky and Mohr include options to purchase 258,750, 320,000, 40,000, 53,999 and 42,549 shares, respectively, which were originally granted under the Company's 1989 Nonstaturory Stock Option Plan (the "1989 Plan") at various times between June 1992 and April 1995 and which were amended in July 1995 pursuant to the 1995 Debt Conversion Agreement solely to reduce the exercise prices thereof to $4.15 per share. See "Option Grants in 1995" below.

(3) Amounts shown for 1994 with respect to Messrs. Stathakis and Philofsky include options to purchase 230,000 and 46,999 shares, respectively, which were originally granted in 1992 under the 1989 Plan and which were subsequently amended in July 1994 to reduce the exercise prices thereof and the number of shares subject thereto.

(4) Mr. Stathakis served as Chief Executive Officer from March 1990 until June 1994 and, in an interim capacity, from February 1995 until April 1995.

(5) Mr. Benton became Chief Executive Officer in June 1994 and resigned from such position in February 1995.

(6)  Mr. Jones became President and Chief Operating Officer in February 1995.

(7) Mr. Mohr became Executive Vice President and Chief Financial Officer in February 1995 and was employed by the Company in various non-executive officer positions from January 1991 until February 1995.

OPTION GRANTS IN 1995

The following table sets forth certain information concerning stock option grants in 1995 to each of the executive officers named in the Summary Compensation Table who received stock option grants in 1995.

                          Individual Grants
              ------------------------------------------
                  No. of                                  Potential Realizable
               Securities % of Total                        Value at Assumed
               Underlying  Options                       Annual Rates of Stock
                Options   Granted to  Exercise             Price Appreciation
                Granted   Employees    Price   Expiration  for Option Term(2)
Name              (#)     in 1995(1) ($/Share)    Date      5%($)     10%($)
- ----           ---------- ---------- --------- ---------- --------   --------
L. David Sikes
               200,000(3)    14.3%     $4.16    03/21/05  $308,226  $983,620
               200,000(4)    14.3       4.15    03/21/05   170,607   738,035
                 8,750(4)(5)  0.6       4.15    07/29/04     6,107    28,163
                50,000(4)(5)  3.6       4.15    06/24/02    22,253   124,391

George J. Stathakis
                90,000(6)     6.4       4.16    02/23/05   212,002   559,347
                90,000(4)     6.4       4.15    02/23/05    75,246   327,474
                30,000(4)(5)  2.1       4.15    10/30/02     9,131    62,942
               200,000(4)(5) 14.3       4.15    02/21/02    31,430   340,337

Greg B. Jones
                40,000(3)     2.9       4.16    04/05/05    73,862   216,177
                40,000(4)     2.9       4.15    04/05/05    34,606   149,081

Elliott M. Philofsky
                 7,000(4)(8)  0.5       4.15    07/29/04     4,885    22,530
                 3,000(4)(5)  0.2       4.15    09/08/02       814     6,020
                 4,000(4)(5)  0.3       4.15    02/21/02       662     6,895
                39,999(4)(5)  2.9       4.15    07/15/01     1,193    54,639

Richard L. Mohr
                20,000(3)     1.4       4.16    04/05/05    36,931   108,089
                10,000(7)     0.7       4.16    04/05/05    18,465    54,044
                20,000(4)     1.4       4.15    04/05/05    17,303    74,540
                10,000(4)     0.7       4.15    04/05/05     8,652    37,270
                 7,000(4)(8)  0.5       4.15    07/29/04     4,885    22,530
                 1,700(4)(5)  0.1       4.15    09/08/02       461     3,411
                   600(4)(5)   *        4.15    10/28/01        54       915
                 3,249(4)(5)  0.2       4.15    02/13/01       169     3,768

- ---------------

*  Less than 0.1 percent.

(1) The Company granted options to purchase an aggregate of 1,395,309 shares to employees in 1995 comprised of (i) options covering 995,309 shares which were originally granted at various times between April 1989 and April 1995 and were amended in July 1995 pursuant to the 1995 Debt Conversion Agreement solely to reduce the exercise prices thereof and (ii) additional grants of options covering 400,000 shares. See footnote 4 below.

(2) Potential values are net of exercise price and before taxes payable in connection with the exercise of such options or the subsequent sale of shares acquired upon the exercise of such options. These values represent certain assumed rates of appreciation (i.e., 5% and 10% compounded annually over the term of such options) based on the Securities and Exchange Commission's rules. The actual values, if any, will depend upon, among other factors, the future performance of the Company's Common Stock, overall market conditions and the named officer's continued employment with the Company. Therefore, the potential values reflected in this table may not necessarily be achieved.

(3) Such options were granted under the 1989 Nonstatutory Stock Option Plan (the "1989 Plan") and vest and become exercisable in four equal annual installments commencing one year following the grant date. The exercise price per share of such options exceeded the reported closing price of the Company's Common Stock on The Nasdaq Stock Market on the date of grant. All such options were amended in July 1995. See footnote 4 below.

(4) Such options were originally granted at various times between June 1992 and April 1995 under the 1989 Plan and were amended in July 1995 pursuant to the 1995 Debt Conversion Agreement solely to reduce the exercise prices thereof from between $4.16 and $6.00 per share to $4.15 per share, which amended exercise price exceeded the reported closing price (i.e., $3.19 per share) of the Company's Common Stock on The Nasdaq Stock Market on the date of such amendment.

(5) Such options were fully vested and exercisable as of the date of their amendment in July 1995. See footnote 4 above.

(6) Such options were granted under the 1989 Plan and were fully vested and exercisable on the grant date. The exercise price per share of such options exceeded the reported closing price (i.e., $4.00 per share) of the Company's Common Stock on The Nasdaq Stock Market on the grant date. Such options were amended in July 1995. See footnote 4 above.

(7) Such options were granted under the 1989 Plan and were fully vested and exercisable on the grant date. The exercise price per share of such options exceeded the reported closing price (i.e., $3.69 per share) of the Company's Common Stock on The Nasdaq Stock Market on the grant date. Such options were amended in July 1995. See footnote 4 above.

(8) Such options as to one-half of the shares are fully vested and exercisable as of July 29, 1994. The remaining shares subject to the options vest and become exercisable in two equal annual installments commencing on July 29, 1995.

AGGREGATED OPTION EXERCISES IN 1995 AND OPTION VALUES AT DECEMBER 31, 1995

The following table sets forth the aggregate number of options held as of the end of 1995 by the executive officers named in the Summary Compensation Table. None of the executive officers named in the Summary Compensation Table exercised options during 1995.

                         Number of Securities          Value of Unexercised
                   Underlying Unexercised Options      In-the-Money Options
                           at 12/31/95(#)                at 12/31/95($)*
                   ------------------------------   --------------------------
Name                 Exercisable  Unexercisable     Exercisable  Unexercisable
- ----                 -----------  -------------     -----------  -------------
L. David Sikes          58,750       200,000          $138,063     $470,000

George J. Stathakis    320,000             0           752,000            0

Oren L. Benton               0             0                 0            0

Greg B. Jones                0        40,000                 0       94,000

Elliott M. Philofsky    52,249         1,750           122,785        4,113

Richard L. Mohr         20,799        21,750            48,878       51,113

- ---------------

* Represents the difference between the closing price of the Company's Common Stock on December 29, 1995 as reported on The Nasdaq Stock Market (i.e., $6.50 per share) and the exercise price of such options.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Sikes Employment Agreement. In April 1995, the Company entered into a three-year employment agreement with Mr. Sikes in connection with his becoming the Company's Chief Executive Officer and Chairman of the Board. The employment agreement provides, among other things, for Mr. Sikes to receive an annual salary in the amount of $320,000. The agreement also provides that if the Company terminates Mr. Sikes' employment during the term of the agreement for any reason other than for cause, the Company will be obligated to pay him his annual salary for the remainder of the three-year term.

Employment Security Program. In May 1995, the Board of Directors of the Company adopted, and in December 1995 the Company's stockholders approved, an Employment Security Program (the "Severance Plan"), pursuant to which all eligible persons who were employed by the Company on April 26, 1995, including all executive officers of the Company other than Mr. Sikes are entitled to receive severance pay following the involuntary termination of their employment as a result of either (i) a reduction in work force initiated by the Company after April 26, 1995 and on or before October 25, 1996, or (ii) a reduction in work force made in connection with the filing for any bankruptcy protection by the Company during the same period of time. The amount of severance pay that would have been payable under the Severance Plan to Messrs. Jones, Mohr, Wilson and Carrigan and to Dr. Philofsky if their employment with the Company were terminated as of August 31, 1996 under circumstances entitling them to benefits under the Severance Plan would have been $12,500, $38,333, $57,000, $46,638 and $48,500, respectively.

Compensation Committee Interlocks and Insider Participation

The members of the Company's Compensation Committee during 1995 were Oren L. Benton, George J. Stathakis, William G. Tull and William G. Howard.
Mr. Benton ceased to be a member of the Company's Compensation Committee upon his resignation in February 1995 from his positions as Chairman of the Board and Chief Executive Officer of the Company. The following executive officers of the Company were members of the Company's Compensation Committee during 1995: Oren L. Benton, who served as the Company's Chairman of the Board and Chief Executive Officer from June 1994 to February 1995; and George J. Stathakis, who served in an interim capacity as the Company's Chairman of the Board and Chief Executive Officer from February 1995 to April 1995.

Transactions involving Oren L. Benton. In June 1992, Mr. Benton consolidated the remaining balances on two promissory notes into a new $12,000,000 promissory note (the "Benton $12,000,000 Note") bearing 12% interest and secured by the Company's facility and equipment. Under the Benton $12,000,000 Note, accrued interest was payable quarterly beginning in January 1995 and no principal was due until the June 30, 1997 maturity date. Interest expense on the Benton $12,000,000 Note in 1995 was $1,126,000. In September 1995,
pursuant to the 1995 Debt Conversion Agreement, BEA purchased all of Mr. Benton's and the unaffiliated third party assignee's rights in the Benton $12,000,000 Note.

In July 1993, Mr. Benton extended to the Company a $3,000,000 secured line of credit pursuant to a promissory note (the "1993 Benton Secured Note") bearing interest at 3% over the prime rate, payable semi-annually. Interest expense in 1995 was $210,000.

In March 1994, Mr. Benton extended to the Company an unsecured two-year $6,000,000 line of credit pursuant to a promissory note (the "1994 Benton Unsecured Note") bearing interest at 2% over the prime rate, payable together with principal, in March 1996. Interest expense in 1995 was $158,000. In February 1995, Mr. Benton, who had assigned the 1994 Benton Unsecured Note to an unaffiliated third party, advised the Company that the remaining balance of approximately $3,500,000 on this line of credit was no longer available.

In September 1995, pursuant to the 1995 Debt Conversion Agreement, Mr. Benton converted all outstanding principal and interest under the 1993 Benton Secured Note and all remaining outstanding interest under a previously converted Benton note in the total amount of $3,670,919 as of July 31, 1995 into 1,191,470 shares of Common Stock and exchanged the warrants then held by Mr. Benton to purchase an aggregate of 1,861,216 shares of the Company's Common Stock for new five-year warrants to purchase the same number of shares at an exercise price of $4.15 per share. The 1994 Benton Unsecured Note was not converted into Common Stock in September 1995 because the third-party assignee of such Note declined to participate in the debt conversion under the 1995 Debt Conversion Agreement. In December 1995, and with the consent of the third-party assignee, such Note was converted pursuant to the 1995 Debt Conversion Agreement into 890,265 shares of Common Stock which are subject to a lien in favor of the third-party assignee.

The Company also granted to Mr. Benton under the 1995 Debt Conversion Agreement certain rights to register under the Securities Act for resale all of the warrants and shares of Common Stock issued to Mr. Benton pursuant to the 1995 Debt Conversion Agreement. In the 1995 Debt Conversion Agreement, the Company, the Fund and BEA also agreed that for as long as Mr. Benton beneficially owns 5% or more of the issued and outstanding shares of the Company's Common Stock, they will use their best efforts to cause one designee of Mr. Benton to serve on the Company's Board of Directors.

From December 1992 until March 1995, the Company maintained its primary bank accounts at Professional Bank (the "Bank"), a Colorado state bank located in Denver, Colorado. The Bank is owned by Mr. Benton.

Transactions involving George J. Stathakis. In February 1995, the Company paid to Mr. Stathakis $58,000 as payment for consulting fees and reimbursement for expenses owed to Mr. Stathakis in connection with consulting services performed by Mr. Stathakis for the benefit of the Company between October 1994 and February 1995.

In July 1995, Mr. Stathakis entered into a consulting agreement with the Company pursuant to which he agreed to perform consulting services for the Company until December 31, 1996 in consideration of $7,000 per month. The Company has options to extend the term of the agreement for six additional periods of six months each.

REPRICING OF OPTIONS

In July 1995, the Company amended options previously granted by the Company to its employees, directors and consultants under the Amended and Restated 1986 Stock Option Plan and 1989 Nonstatutory Stock Option Plan pursuant to the 1995 Debt Conversion Agreement. Options to purchase an aggregate of 995,309 shares of the Company's Common Stock at exercise prices between $4.16 and $6.00 per share were amended to $4.15 per share, which amended exercise price exceeded the reported closing price (i.e., $3.19 per share) of the Company's Common Stock on The Nasdaq Stock Market on the date of such amendment. See "Board of Directors Report on Executive Compensation" below.

The following table sets forth, for the period commencing July 1989 (i.e., the month during which the Company became a reporting company pursuant to Section 15(d) of the Exchange Act) and ending on December 31, 1995, certain information concerning the repricing of options held by the executive officers named in the Summary Compensation Table and any person who was an executive officer of the Company at the time of such repricing.

                                                                     Length of
                             (#)        ($)                           Original
                          Number of    Market      ($)                 Option
                         Securities    Price     Exercise     ($)       Term
                         Underlying of Stock at  Price at     New    Remaining
                           Options    Time of     Time of  Exercise at Date of
Name              Date    Repriced   Repricing   Repricing   Price   Repricing
- ----            -------- ---------- -----------  --------- -------- ----------
L. David Sikes
Chief Executive 07/28/95   200,000     $3.19       $4.16     $4.15  116 months
Officer         07/28/95     8,750      3.19        6.00      4.15  108 months
                07/28/95    50,000      3.19        6.00      4.15   83 months
                07/29/94    17,500      5.00        9.80      6.00  120 months
                07/29/94   100,000      5.00        9.80      6.00   95 months

George J. Stathakis
Former Chief    07/28/95    90,000      3.19        4.16      4.15  115 months
Executive       07/28/95    30,000      3.19        6.00      4.15   87 months
Officer         07/28/95   200,000      3.19        6.00      4.15   79 months
                07/29/94    30,000      5.00        9.80      6.00   99 months
                07/29/94   200,000      5.00        9.80      6.00   91 months

Greg B. Jones
President and   07/28/95    40,000      3.19        4.16      4.15  116 months
Chief Operating
Officer

Elliott M. Philofsky
Sr. Vice        07/28/95     7,000      3.19        6.00      4.15  108 months
President of    07/28/95     3,000      3.19        6.00      4.15   85 months
Technology and  07/28/95     4,000      3.19        6.00      4.15   79 months
Manufacturing   07/28/95    39,999      3.19        6.00      4.15   72 months
                07/29/94     3,000      5.00        9.80      6.00   97 months
                07/29/94     4,000      5.00        9.80      6.00   91 months
                07/29/94    39,999      5.00        9.80      6.00   84 months
                06/30/92     5,714      9.80*      14.00      9.80  116 months
                06/30/92    57,142      9.80*      14.00      9.80  108 months

Richard L. Mohr
Executive Vice  07/28/95    30,000      3.19         4.16     4.15  116 months
President and   07/28/95     7,000      3.19         6.00     4.15  108 months
Chief Financial 07/28/95     1,700      3.19         6.00     4.15   85 months
Officer         07/28/95       600      3.19         6.00     4.15   75 months
                07/28/95     3,249      3.19         6.00     4.15   67 months
                07/29/94     1,700      5.00         9.80     6.00   97 months
                07/29/94       600      5.00         9.80     6.00   87 months
                07/29/94     3,249      5.00         9.80     6.00   79 months
                06/30/92       857      9.80*       14.00     9.80  112 months
                06/30/92     4,642      9.80*       14.00     9.80  104 months

- ---------------

* Prior to February 1993, there was no established public trading market for the Company's Common Stock. These prices represent the prices at which the Company's Common Stock was sold in private transactions at approximately the same time as the repricing.

The following Board of Directors Report on Executive Compensation and the Performance Graph on page 20 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

                                BOARD OF DIRECTORS
                        REPORT ON EXECUTIVE COMPENSATION

In 1995, the Board of Directors was responsible for determining and approving the annual compensation to be paid and the benefits to be provided to the Company's executive officers and for administering the Company's Amended and Restated 1986 Stock Option Plan and the 1989 Nonstatutory Stock Option Plan. The Company's compensation program is designed to attract, retain and motivate qualified executive officers who the Company believes will contribute to its long-term success. The Company's compensation program is comprised primarily of annual base salaries and stock option grants. In addition, executive officers receive group life insurance and health benefits as part of their overall compensation. The Board considers each component of compensation within the context of the entire officer compensation program in making its determination.

The Compensation Committee of the Board of Directors makes recommendations to the Board of Directors regarding salaries, bonuses, stock option grants and other compensation and benefits for directors, officers and employees. The Compensation Committee is also responsible for the administration of the Company's 1995 Stock Option Plan.

Annual Base Salaries. The Board of Directors reviews and approves the annual base salaries of all executive officers (including the Chief Executive Officer). In determining annual base salaries, the Board also collects and analyzes base salary information from competitors in its industry and uses that information as the basis for comparing the base salaries of the Company's executive officers to the amounts paid to executive officers with comparable qualifications, experience and responsibilities in businesses similar to the Company's business. The Board also considers both subjective and objective factors, including, among others, an officer's responsibilities, experience and qualifications, job performance, contributions and length of service to the Company, and the Company's financial results and condition. The Board increased the annual base salary of Dr. Philofsky, who in 1995 was the Company's Sr. Vice President of Technology and Manufacturing, by 4.75% in 1995 over 1994 salary levels in recognition of such officer's performance and contributions to the Company during 1994. All other executive officers of the Company assumed for the first time their respective positions during 1995 and their corresponding base salaries were determined using the above outlined criteria.

Cash Bonuses. The Board of Directors approved a one-time cash bonus to each of its executive officers during 1995 in recognition of such officers' contributions to the Company during 1995 regarding operational, financial and legal issues and requirements created subsequent to and resulting from the filing for personal bankruptcy by Oren L. Benton, one of the Company's principal stockholders and historically a primary source of financing. No formal program to compensate executive officers of the Company through cash bonuses existed during 1995. See "Summary Compensation Table" above.

Stock Options. Options to purchase the Company's Common Stock have historically been and continue to be a key component of the Company's compensation program. The Board of Directors views the grant of stock options as a valuable incentive that serves to attract, retain and motivate executive officers and other key employees, as well as to align their interest more closely with the Company's goal of enhancing stockholder value. The Compensation Committee reviews and considers recommendations by the Company's Chief Executive Officer (other than for himself) with regard to the grant of stock options to executive officers and other key employees, and then makes recommendations to the Board of Directors. In determining the size, frequency and other terms of an option grant to an executive officer, the Compensation Committee and the Board consider a number of factors, including, among others, such officer's position, responsibilities, job performance, prior option grants, contributions and length of service to the Company and the value of his or her vested and unvested previously granted stock options, if any.

Options generally vest in annual installments over two to four years as long as the optionee remains an employee of the Company and, therefore, encourages an optionee to remain in the employ of the Company. In 1995, options to purchase an aggregate of 1,075,298 shares of Common Stock were granted to all executive officers as a group and represented approximately 77% of all options granted to the Company's employees in 1995. Information concerning all of the options granted during 1995 to executive officers is provided in the table entitled "Option Grants in 1995" above.

Compensation of Chief Executive Officer. The Board of Directors generally considers the same factors in determining the Chief Executive Officer's compensation as it considers with respect to the Company's other executive officers including both subjective and objective factors, among others. Although L. David Sikes, the Company's Chief Executive Officer beginning in April 1995 and George J. Stathakis, the Company's former and interim Chief Executive Officer from February 1995 to April 1995 were members of the Company's Board of Directors, they did not participate in any discussions or decisions of the Board regarding the setting of their compensation for 1995. During 1995, Mr. Sikes' compensation consisted of base salary at the annual rate of $320,000, a cash bonus of $50,000, the granting of new stock options to purchase 200,000 shares of the Company's Common Stock and the repricing of options to purchase 258,750 shares of the Company's Common Stock. During 1995, Mr. Stathakis' compensation consisted of base salary at the annual rate of $300,000, the granting of new stock options to purchase 90,000 shares of the Company's Common Stock and the repricing of options to purchase 320,000 shares of the Company's Common Stock. Oren L. Benton, the Company's former Chief Executive Officer, who resigned from such position in February 1995, did not receive any compensation from the Company.

Option Repricing. In July 1995, the Company repriced options to purchase 995,309 shares of the Company's Common Stock pursuant to negotiated terms within the 1995 Debt Conversion Agreement. In connection with the 1995 Debt Conversion Agreement, it was determined that the decline in the market price of the Company's Common Stock had resulted in a substantial number of such options having exercise prices well above the stock's then current market price of the Common Stock. In order to enhance the incentive value to the Company's key employees of the options having exercise prices above the then current market price of the Common Stock, the 1995 Debt Conversion Agreement called for the repricing of certain outstanding options. Such options were originally granted at various times between April 1989 and April 1995 under the Company's Amended and Restated 1986 Stock Option Plan and the 1989 Nonstatutory Stock Option Plan and were amended solely to reduce the exercise prices thereof from between $4.16 and $6.00 per share to $4.15 per share, which amended exercise price exceeded the reported closing price (i.e., $3.19 per share) of the Company's Common Stock on The Nasdaq Stock Market on the date of such amendment. See "Repricing of Options" above.

Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a publicly held corporation such as the Company will not be allowed a federal income tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation (including stock-based compensation) paid to a particular officer exceeds $1 million in any fiscal year unless such compensation was based on performance goals or paid under a written contract that was in effect on February 17, 1993. Qualifying performance-based compensation (including compensation attributable to the exercise of stock options) will not be subject to the deductibility limitation if certain conditions are met. The Company expects that compensation attributable to the exercise of stock options will qualify for the exception for qualifying performance-based compensation and that such compensation will not, therefore, count toward the $1 million limit. Based upon the Company's current compensation plans and policies and the proposed regulation under Section 162(m), it appears that the compensation to be paid to the Company's executive officers for 1996 will not exceed the $1 million limitation per officer.

                                                           L. David Sikes
                                                           Greg B. Jones
                                                           William G. Howard
                                                           George J. Stathakis
                                                           William G. Tull
                                                           L. T. Womack

                             PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the S&P Electronics (Semiconductors) Index and the S&P 500 Composite Index for the period commencing January 1, 1991 and ending December 31, 1995. Because the Company's Common Stock has been quoted on The Nasdaq Stock Market since only February 1993, there is no independent market price for the Company's Common Stock prior to that date. The Company has used the prices at which its Common Stock was sold in private transactions, or the per share exercise price at which stock options were granted, between January 1990 and February 1993 as the "market price" for the Company's Common Stock during that time period. There can be no assurance that the prices selected by the Company for that period in the following graph represent the fair market value of the shares during the period or would correspond to the market value of such shares if such shares had been actively traded in any public market during the period.

In preparing the following graph, it was assumed that $100 was invested on January 1, 1991 in each of the Company's Common Stock, the S&P Electronics (Semiconductors) Index and the S&P 500 Composite Index with all dividends, if any, reinvested.

The historic stock price performance presented in the following chart is not necessarily indicative of future stock performance.

             Comparison of Five-Year Cumulative Total Return Among
 Ramtron International Corporation, the S&P Electronics (Semiconductors) Index
                      and the S&P 500 Composite Index


                     Jan. 1,  Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
                      1991      1991      1992      1993      1994      1995
                     -------  --------  --------  --------  --------  --------
Ramtron
  International
  Corporation         $100    $100.00   $ 70.00   $ 56.29   $ 35.71   $ 46.43
S&P Electronics
  (Semiconductors)
  Index                100     125.01    204.36    314.79    367.98    499.76
S&P 500 Composite
  Index                100     130.48    140.46    154.62    156.66    215.54

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are certain transactions entered into between the Company and its officers, directors and principal stockholders or their affiliates since January 1, 1995.

Transactions involving Oren L. Benton

See "Compensation Committee Interlocks and Insider Participation-Transactions involving Oren L. Benton."

Transactions involving George J. Stathakis

See "Compensation Committee Interlocks and Insider Participation-Transactions involving George J. Stathakis."

Transactions involving the National Electrical Benefit Fund

Pursuant to a Stock and Warrant Purchase Agreement dated March 13, 1989 between the Company and the Fund, as amended by Amendment No. 1 thereto dated June 29, 1989 (the "1989 Fund Purchase Agreement"), the Company agreed to pay to the Fund, for as long as the Fund owns at least 5% of the outstanding shares of the Company's Common Stock, a reasonable monthly consulting fee of not more than $5,000 and to reimburse the Fund for all out-of-pocket expenses incurred in monitoring the Fund's investment in the Company. During 1995, the Company was obligated to pay to the Fund approximately $89,300 in payment of such fees and expenses, $29,300 of which was paid.

In July 1993, the Fund extended to the Company a two-year secured $3,000,000 line of credit note pursuant to a promissory note (the "1993 Fund Secured Note") bearing interest at 3% over the prime rate, payable semi-annually. Interest expense in 1995 was $210,000. Borrowings under the line of credit were secured by the Company's accounts receivable and inventory and, after July 1994, were limited to the sum of 70% of the Company's accounts receivable and 50% of its inventories.

In March 1995, the Fund agreed to lend up to $3,000,000 to the Company pursuant to a convertible promissory note (the "March 1995 Facility") bearing interest at 12%, of which all principal and interest were to be due in March 1997. The loan was secured by a third-priority interest in the Company's building and equipment and a second-priority interest in all other assets of the Company. As part of the loan transaction, the Company exchanged all warrants then held by the Fund to purchase an aggregate of 4,028,485 shares of Common Stock at an exercise price of $4.15 per share for new five-year warrants to purchase the same number of shares at the same exercise price per share, which exercise price exceeded the reported closing price
(i.e., $3.69 per share) of the Common Stock on The Nasdaq Stock Market on the date the warrants were granted. Under the March 1995 Facility, the Fund could at any time convert all or any portion of the principal and interest outstanding thereunder into shares of Common Stock at a conversion price equal to $3.475 per share, which conversion price was determined pursuant to the loan agreement and was equal to the average of the closing prices of the Company's Common Stock on The Nasdaq Stock Market for the five days following the initial advance under the March 1995 Facility.

In September 1995, pursuant to the 1995 Debt Conversion Agreement, the Fund converted the aggregate amount of $3,669,552, representing as of July 31, 1995 all outstanding principal and interest under the 1993 Secured Fund Note and the remaining interest from a previously converted note, into 1,191,026 shares of Common Stock and exchanged the warrants issued by the Company to the Fund in March 1995 for new five-year warrants to purchase the same number of shares at an exercise price of $4.15 per share. On the date the 1995 Debt Conversion Agreement was entered into in July 1995, the effective purchase price
(i.e., $3.13 per share) of the shares issued to the Fund pursuant to the 1995 Debt Conversion Agreement was approximately equal to the closing price
(i.e., $3.00 per share) of the Common Stock on the immediately preceding date as reported on The Nasdaq Stock Market, and the exercise price of the warrants issued to the Fund was above that price.

The Company also granted to the Fund under the 1995 Debt Conversion Agreement certain rights to register under the Securities Act of 1933, as amended, for resale all of the warrants and shares of Common Stock issued to the Fund pursuant to the 1995 Debt Conversion Agreement. In the 1995 Debt Conversion Agreement, the Company, Mr. Benton and BEA agreed that for as long as the Fund owns 5% or more of the issued and outstanding shares of the Company's Common Stock, they will use their best efforts to cause one designee of the Fund to serve on the Company's Board of Directors. The Company also agreed in the 1989 Fund Purchase Agreement to use its best efforts to cause a designee of the Fund to serve on the Company's Board of Directors for as long as the Fund owns 5% or more of the Company's outstanding Common Stock. William G. Tull is the Fund's current designee on the Company's Board of Directors.

In September 1995 and in connection with the 1995 Debt Conversion Agreement, the Company and the Fund entered into a Loan Agreement (the "New Fund Credit Facility") pursuant to which the Fund agreed to lend to the Company up to $12,000,000 and to treat the amount advanced to the Company under the March 1995 Facility as an advance against the New Fund Credit Facility ($2,600,000 of which had been drawn as of December 31, 1995). The New Fund Credit Facility is secured by a first-priority security lien on the Company's assets and by a pledge of the shares of stock of Enhanced Memory Systems, Inc.
and Racom Systems, Inc., owned by the Company. The Fund has the right to convert all or any portion of the amounts outstanding under the new Fund Credit Facility into Common Stock at any time or times before maturity of the loan in June 1998 at a conversion price equal to $10.5125 for each share of Common Stock. The conversion price was determined pursuant to the loan agreement and is equal to the average of the closing prices of the Company's Common Stock on The Nasdaq Stock Market for the five days following the initial advance under the New Fund Credit Facility. The Company also agreed under the New Fund Credit Facility to register for resale any shares of Common Stock issued by the Company upon any conversion of amounts outstanding under the New Fund Credit Facility.

Other Transactions

In April 1995, the Company entered into a three-year employment agreement with Mr. Sikes in connection with his becoming the Company's Chief Executive Officer and Chairman of the Board. The employment agreement provides, among other things, for Mr. Sikes to receive an annual salary in the amount of $320,000. The agreement also provides that if the Company terminates
Mr. Sikes' employment during the term of the agreement for any reason other than for cause, the Company will be obligated to pay him his annual salary for the remainder of the three-year period.

In September 1995, BEA purchased all of Mr. Benton's rights in the Benton $12,000,000 Note and, pursuant to the 1995 Debt Conversion Agreement, converted all outstanding principal and interest under the Benton $12,000,000
Note in the aggregate amount of $16,947,583 as of July 31, 1995 into an aggregate of 5,500,000 shares of Common Stock. See "Transactions involving Oren L. Benton." In connection with such conversion, the Company also issued to BEA in September 1995 five-year warrants to purchase an aggregate of 1,100,000 shares of Common Stock at an exercise price of $4.15 per share, which warrants BEA then transferred to Mr. Benton. On the date the 1995 Debt Conversion Agreement was entered into in July 1995, the effective purchase price (i.e., $3.13 per share) of the shares issued to BEA upon conversion of the Benton $12,000,000 Note was approximately equal to the closing price (i.e., $3.00 per share) of the Common Stock on the immediately preceding date as reported on The Nasdaq Stock Market, and the exercise price of the warrants issued to BEA was above that price. The Company also granted to BEA, pursuant to the 1995 Debt Conversion Agreement, certain registration rights to register under the Securities Act for resale all Common Stock and warrants issued to BEA pursuant to the 1995 Debt Conversion Agreement. In the 1995 Debt Conversion Agreement, the Company, Mr. Benton and the Fund also agreed that for as long as BEA beneficially owns 5% or more of the issued and outstanding shares of the Company's Common Stock, they will use their best efforts to cause one designee of BEA to serve on the Company's Board of Directors.

  PROPOSAL 2 - INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF
                      THE COMPANY FROM 50,000,000 TO 75,000,000 SHARES

In June 1996, the Board of Directors of the Company adopted a resolution approving an amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 50,000,000 to 75,000,000 shares. Each additional share of Common Stock authorized by the Amendment will have the same rights and privileges as each previously authorized share of Common Stock currently authorized or outstanding.

The increase in the number of authorized shares of Common Stock will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation (the "Amendment") related thereto with the Office of the Delaware Secretary of State. The Board of Directors intends to cause the Amendment to be filed as soon as practicable upon the approval of such Amendment by the Company's stockholders. Upon the effectiveness of the Amendment, Article FOURTH of the Company's Certificate of Incorporation will read substantially as is set forth in Exhibit 4.1 hereto. Upon the effectiveness of the Amendment, the increase in the authorized number of shares of Common Stock of the Company will occur without any further action on the part of the stockholders of the Company.

Principal Effects of Action

As of July 31, 1996, there were 36,482,516 shares of the Company's Common Stock outstanding, 4,702,390 shares were reserved for issuance pursuant to the Company's stock option plans, 6,989,701 shares were reserved for issuance pursuant to stock purchase warrants, 1,183,236 shares were reserved for issuance pursuant to the New Fund Credit Facility (the actual number of shares which may be issued pursuant to such conversion is based on the outstanding principal and accrued interest under such credit facility at a conversion price equal to $10.5125 for each share of Common Stock). As of July 31, 1996, no shares of the Company's preferred stock (the "Preferred Stock") were outstanding or reserved for issuance, and 10,000,000 shares were available for future issuance.

The Company is currently authorized to issue 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As a result of the proposed increase in the number of authorized shares of Common Stock, the percentage of shares of the Company's Common Stock that are authorized but unissued or not reserved for issuance will increase from approximately 1% to approximately 34%. This effectively constitutes an increase in the number and proportion of shares of the Company's Common Stock that are available for future issuance without further stockholder approval.

The voting rights and other rights that accompany the Common Stock and the Preferred Stock, respectively, will not be altered by the Amendment. The increase in the number of authorized shares of Common Stock will not affect any stockholder's proportionate equity interest in the Company, but the issuance of any newly authorized shares will dilute a stockholder's proportionate equity interest.

On July 31, 1996, there were 2,613 holders of record of the Company's Common Stock. Accordingly, there will be no change in the number of holders of record of the Company's Common Stock immediately following the effectiveness of the increase in the number of authorized shares of Common Stock. Under Delaware law, stockholders of the Company not consenting to the increase in the number of authorized shares of Common Stock are not entitled to dissenters' rights or other appraisal rights.

The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act. As a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Amendment will not affect the registration of the Common Stock under the Exchange Act, and the Company has no present intention of terminating such registration in order to become a "private" company.

Reasons for Action

The Company believes that its directors, officers and associates of such persons do not have any substantial interest, direct or indirect, in the increase in the number of authorized shares of Common Stock of the Company.

The Board of Directors believes it is desirable for the Company to have additional authorized but unissued Common Stock to provide flexibility to act promptly with respect to public and private financings, acquisitions and for other appropriate purposes. The availability of such shares will eliminate the delays and expense which otherwise might be incurred if stockholder approval were required for certain transactions involving the issuance of Common Stock. Furthermore, in the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board of Directors did not approve, it would be possible for the Board of Directors to authorize the issuance of a substantial block of Common Stock, without obtaining stockholder approval, as part of an alternative business combination or a recapitalization, which stockholders might find more attractive.

Additional authorized Common Stock could also be issued to one or more persons who might thereby obtain sufficient voting power to ensure that any proposal to remove directors, to accomplish certain business combinations opposed by the Board of Directors, or to alter, amend or repeal any provisions of the Company's Certificate of Incorporation or Bylaws would be defeated. Availability of a significant number of authorized but unissued shares of Common Stock may, therefore, serve to deter a future takeover attempt which holders of Common Stock may deem to be in their best interests. However, the Board of Directors believes that the benefits of providing the Company with the flexibility to issue shares of Common Stock without delay for any business purpose outweigh the possible disadvantages of dilution and discouraging any unsolicited takeover proposals.

Description of Capital Stock

The authorized capital stock of the Company consists of 60,000,000 shares, of which 50,000,000 shares have been designated Common Stock, $0.01 par value, and 10,000,000 shares have been designated Preferred Stock, $0.01 par value.

Common Stock. As of July 31, 1996, there were 36,482,516 shares of Common Stock issued and outstanding, which were held of record by approximately 2,613 stockholders. The holders of the Company's Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to liquidation preferences, if any, of Preferred Stock, if any, then outstanding. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock. The Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix the designations, powers, preferences and rights thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series, without further voter action by the stockholders. As of July 31, 1996, there were no shares of Preferred Stock issued and outstanding, and the Company had no intention to issue any shares of Preferred Stock. The issuance of shares of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting power and other rights of Common Stock.

AT THE ANNUAL MEETING, THE STOCKHOLDERS WILL BE REQUESTED TO CONSIDER AND APPROVE AN AMENDMENT TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY FROM 50,000,000 TO 75,000,000 SHARES. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED TO APPROVE SUCH AN INCREASE. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 2.

                 PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF
                                  INDEPENDENT AUDITORS

The Board of Directors has appointed Arthur Andersen LLP, independent auditors, to audit the Company's consolidated financial statements for the year ending December 31, 1996, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                                OTHER MATTERS

The Company currently knows of no matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

PROXY                                                                    PROXY
                                                              PRELIMINARY COPY

        This Proxy is Solicited on Behalf of The Board of Directors of

                       RAMTRON INTERNATIONAL CORPORATION

                      1996 Annual Meeting of Stockholders

The undersigned stockholder of Ramtron International Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 24, 1996, and hereby appoints L. David Sikes and Greg B. Jones, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held October 24, 1996, at 10:00 a.m., Mountain Standard Time, at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado 80906, and at any adjournment(s) thereof, and to vote all shares of Common Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth on reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

DO NOT FOLD, STAPLE OR MUTILATE.

                       (To be Signed on Reverse Side)
                                                              SEE REVERSE SIDE

                        RAMTRON INTERNATIONAL CORPORATION
             PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.
                                     ( X )

1.  ELECTION OF DIRECTORS:

Nominees:  L. David Sikes; Greg B. Jones; William G. Howard; George J.
           Stathakis; William G. Tull; L. T. Womack

                FOR           WITHHELD
                ALL           FROM ALL
              NOMINEES        NOMINEES
               (    )          (    )

    FOR, except vote withheld from the following nominee(s):

      (    )------------------------------------------------------------------
                                List Nominees(s)

2.  APPROVAL OF INCREASE IN AUTHORIZED SHARES:

To approve the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 50,000,000 to 75,000,000 shares.

          FOR          AGAINST          ABSTAIN
        (     )        (     )          (     )

3.  APPOINTMENT OF INDEPENDENT AUDITORS:

To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1996, as described in the Proxy Statement.

          FOR          AGAINST          ABSTAIN
        (     )        (     )          (     )

OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

                                              Dated --------------------, 1996

Signature(s)------------------------------------------------------------------

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

==============================================================================
                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           Richard L. Mohr
                                           Secretary

Colorado Springs, Colorado
September 24, 1996